UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2023
COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operation and Financial Condition

On January 26, 2023, Colony Bankcorp, Inc. (the “Company”) issued a press release announcing its consolidated financial results for the fourth quarter ended December 31, 2022, as well as the announcement of a regular quarterly cash dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Terry L. Hester passed away on January 22, 2023. At the time of his death, Mr. Hester served as a director of the Company and Colony Bank (the “Bank”). Mr. Hester worked at the Company and Bank from 1978 until his retirement in December 2019 and had served on the board of directors of the Company since 1990 and of the Bank since 2008.

On January 24, 2023, Mr. Andrew Borrmann resigned from his roles of Executive Vice President and Chief Financial Officer of each of the Company and the Bank, effective immediately. Mr. Borrmann was party to an Employment Agreement, dated April 22, 2021, by and between Mr. Borrmann and the Bank, which is filed as Exhibit 10.1 herewith. In connection with Mr. Borrmann’s resignation, the Bank and Mr. Borrmann entered into a Separation and Release Agreement, a copy of which is filed as Exhibit 10.2 herewith. In such agreement, the Bank agreed to pay Mr. Borrmann severance payments equal to one year of Mr. Borrmann’s base salary, payable over twelve months following the resignation date. Mr. Borrmann also re-affirmed and agreed to certain restrictive covenants and provided a full release of claims in connection with the Separation and Release Agreement.

The Board of Directors of the Company designated T. Heath Fountain as the interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company, to serve in that function until a permanent replacement is named. Mr. Fountain’s biographical information can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 11, 2022, which biographical information is incorporated herein by reference.

The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Mr. Fountain in connection with this designation. There are no arrangements or understandings between Mr. Fountain and other persons pursuant to which he was designated as the interim Chief Financial Officer of the Company. There are no family relationships between Mr. Fountain and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that are required to be reported under Item 401(d) of Regulation S-K. The Company has not engaged in any transaction in which Mr. Fountain had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure
The Company is furnishing a copy of its most recent investor presentation, which it intends to use in connection with certain community group presentations. A copy of the presentation materials to be used by the Company is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The Company will also host an investor earnings call at 9:00 a.m. EST on Friday, January 27, 2023.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Employment Agreement by and between Andrew Borrmann and Colony Bank, dated as of April 22, 2021†
10.2	Separation and Release Agreement by and between Andrew Borrmann and Colony Bank, dated as of January 25, 2023†
99.1	Colony Bankcorp, Inc., press release dated January 26, 2023
99.2	Investor Presentation dated January 26, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

† Represents a management contract or a compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: January 26, 2023	By:	/s/ T. Heath Fountain
T. Heath Fountain
Chief Executive Officer and Acting Chief Financial Officer